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                                                                   Exhibit 99(a)
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THE SCOTTS COMPANY                                                 NEWS
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                        Contacts:
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                        William Jenks                         Rebecca Bruening
                        Broadgate Consultants, Inc.           The Scotts Company
                        212/232-2222                          937/644-7290


     THE SCOTTS COMPANY COMPLETES ROUNDUP(R) AGENCY AND MARKETING AGREEMENT


                      ESTABLISHES NEW ORTHO BUSINESS GROUP


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     Marysville, Ohio, October 1, 1998 -- The Scotts Company (NYSE: SMG) today announced that it has completed an agreement with Monsanto Company (NYSE: MTC) for exclusive international agency and marketing rights to Monsanto's consumer Roundup(R) herbicide products. Roundup(R) is the leading consumer herbicide brand in the U.S. and has a substantial presence internationally. In this agreement, Monsanto continues to own and control the Roundup(R) lawn and garden business worldwide.

     Scotts also announced that it has established an Ortho Business Group that will be responsible for managing the exclusive Roundup(R) agreement as well as the Ortho(R) and related lawn and garden businesses that Scotts intends to purchase from Monsanto Corporation at a future date. Scotts and Monsanto will partner in the development of global consumer and trade marketing programs for Roundup(R), and Scotts assumes responsibility for sales support, merchandising, distribution and logistics. Scotts and Monsanto will form a joint team to steer the Roundup(R) worldwide business.

     "We look forward to a highly successful partnership with Monsanto to build the Roundup(R) brand into an even more valuable franchise," said Charles M. Berger, Scotts' Chairman, President



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and Chief Executive Officer. "We will be applying Scotts' proven expertise in consumer brand management in the lawn and garden sector to help our retail customers build the weed control category and to add significant value for our shareholders."

     The Roundup(R) agreement covers most major consumer lawn and garden markets in the world, including the U.S., Canada, Germany, France, the U.K., and Australia. Scotts will take responsibility for these functions immediately in North America with a longer transition expected in Europe and Australia. This agreement does not involve Monsanto's Roundup(R) business for agricultural markets.

     Scotts previously announced that it has separately signed a letter of intent to acquire the assets of Monsanto's other consumer lawn and garden businesses, including its Ortho(R) product line and other international consumer pesticides brands, for approximately $300 million.

     James L. Rogula has been appointed Senior Vice President of Scotts' new Ortho Business Group. Mr. Rogula had been Senior Vice President of Scotts' Consumer Lawns Group since joining The Scotts Company in January 1995. Under his leadership, the Consumer Lawns Group unlocked the potential of the Scotts family of lawn products brands, increased annual sales at double-digit rates to approximately $360 million, gained market share and drove the growth of the overall category. He guided Scotts' highly successful advertising, market research and consumer education programs over the past several years and built strong relationships for Scotts throughout the key lawn and garden distribution channels.

     "Like the Scotts lawn products brands, Ortho(R) and Roundup(R) are by far the leading brands in their categories," said James Hagedorn, Scotts' Executive Vice President, U.S. Business Groups. "We believe that there is a similar opportunity for Jim Rogula to apply the same consumer marketing expertise to these pest control brands as he has in our lawn products business and to unlock similar new growth potential."

     Prior to joining Scotts, Mr. Rogula served as President, American Candy Company, and held senior positions with Church and Dwight Company, where he was responsible for the Arm & Hammer(R) and other brands, A.E. Staley Manufacturing Company, and E.J. Bach and Sons. He served on the Miracle-Gro organization's board of directors prior to its merger with the Scotts Company. Mr. Rogula earned a B.A. from Knox College and an M.B.A. from New York University.



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     Todd R. White has been appointed Vice President, Finance and Administration for the Ortho Business Group, reporting to Mr. Rogula. Mr. White has been with Scotts since 1992 in a variety of financial management positions, most recently as corporate Vice President, Controller. Prior to joining Scotts, Mr. White worked for Price Waterhouse for 6 years in a variety of positions including audit manager. He is a C.P.A., received a B.A. in accounting at The Ohio State University and received a M.B.A. from the University of Wisconsin-Madison.

     Stephen S. Hill has been appointed Vice President, Marketing for the Ortho Business Group, reporting to Mr. Rogula. Mr. Hill joined Scotts this year from the Acco World Division of Fortune Brands, where he had been Vice President and General Manager of the Wilson Jones Binder Division. Mr. Hill has a strong background in brand management, including extensive experience with consumer pest control. His five years with United Industries' Spectrum Division, the last two of which were as head of marketing, included brand management assignments on Spectracide(R), Hot Shot(R), Cutter(R) and Peters(R). His six years with The Clorox Company included brand management assignments on Combat Insect Control(R), Kingsford Charcoal(R) and Brita Water Filters(R). Mr. Hill received a B.A. in economics from the University of California, Davis, and an M.B.A. from the University of Chicago.

     Salomon Smith Barney Inc. served as the lead investment adviser to Scotts.

     The Scotts Company is a leading supplier of consumer products for the lawn and garden care, professional turf care and professional horticulture businesses in both the U.S. and U.K., and is expanding operations in other international businesses. The Company owns what are by far the industry's most recognized brands. In the U.S. lawn care business, consumer awareness of the Company's Scotts(R) family of brands outscore the nearest competitor by about 6-to-8 times, as does awareness of the Company's Miracle-Gro(R) family of brands in the U.S. garden care business. In the U.K., the Company's brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides, Evergreen(R), the leading lawn fertilizer line, the Levington(R) line of lawn and garden products, and Miracle-Gro(R), the leading plant fertilizer.

Statement under the Private Securities Litigation Act of 1995: Forward-looking statements represent challenging goals for the Company, and the achievement thereof is subject to a variety



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of risks and assumptions. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans. Actual results may differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:

- -    The effects of weather conditions on sales of the Company's products, especially during the spring selling season;

- -    The success of the Company's advertising and promotional programs;

- -    The Company's ability to maintain favorable profit margins on its products and to produce its products on a timely basis;

- -    The possibility of new competitors entering into the Pest Control business and/or the Company's existing lines of business;

- -    Inherent risks of international development including currency exchange rates, economic conditions, regulatory and cultural differences;

- -    Changes in economic conditions in the U.S. and Europe and the impact of changes in interest rates;

- -    Ability to successfully integrate the operations of acquired companies; and

- -    Environmental issues and consumer perceptions.

Additional detailed information concerning a number of the important factors that could cause results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly-filed quarterly and annual reports.



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